Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-193521) of Progenics Pharmaceuticals, Inc.,
(2)	Registration Statements (Form S-8 Nos. 333-197071, 333-183511, 333-176204, 333-160389, 333-143670 and 333-124910) pertaining to the 2005 Stock Incentive Plan of Progenics Pharmaceuticals, Inc., and
(3)	Registration Statements (Form S-8 Nos. 333-120508 and 333-52277) pertaining to its Amended and Restated 1996 Stock Incentive Plan of Progenics Pharmaceuticals, Inc.;
of our reports dated March 11, 2016, with respect to the consolidated financial statements and schedules of Progenics Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Progenics Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Progenics Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Hartford, Connecticut
March 11, 2016